STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Shift Human Capital Management

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **17th** day of **December, 2015**.

Secretary of State

By: Kit Bennett

Filed Date: 12/17/2015

Ed Murray, WY Secretary of State
FILED: 12/17/2015 09:08 AM
ID: 2015-000701994

Articles of Incorporation

Shift Human Capital Management

Article I

The name of the corporation is Shift Human Capital Management.

Article II

The name and address of the registered agent of the corporation is WyomingRegisteredAgent.com, Inc., 1621 Central Avenue, Cheyenne, Wyoming 82001.

Article III

The principal office of the corporation is located at: 1621 Central Avenue, Cheyenne, Wyoming 82001.

Article IV

The corporation will have the authority to issue 500,000,000 Common Shares with $0.0001 Par Value.

Article V

Neither the Board of Directors of the corporation nor the Officers of the corporation are liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the corporation.

Article VI

The name and address of the incorporator of the corporation is WyomingRegisteredAgent.com, Inc., 1621 Central Avenue, Cheyenne, WY 82001.

Rose Garcia Assistant Secretary FOR WyomingRegisteredAgent.com, Inc.	12/11/2015 Date

Consent To Appointment

by

Registered Agent

I, WyomingRegisteredAgent.com, Inc., with a registered office located at 1621 Central Avenue, Cheyenne, Wyoming 82001, voluntarily consent to serve as the registered agent for *Shift Human Capital Management* on the date shown below.

The registered agent certifies that he is in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

The registered agent certifies that he is a domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office.

Executed this day December 11, 2015.

Rose Garcia
Assistant Secretary FOR
WyomingRegisteredAgent.com, Inc.